UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) September 26, 2002


                            Consolidated Energy, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Wyoming                               0-25951                   86-0852222
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission File Number)     (IRS Employer
    of incorporation)                                       Identification No.)


         9900 West Sample Road, Suite 300, Coral Springs, Florida 33065
         ---------------------------------------------------------------
                (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code     (954) 755-6620



                             Barbeque Capital Corp.
   8800 North Gainey Ranch Center Drive, Suite 256, Scottsdale, Arizona 85258
 ------------------------------------------------------------------------------
                            (Former Name and Address)





ITEM 1. Changes in Control of Registrant

     On September 26, 2002 Jeff Holmes, President and Director of the Registrant sold 500,000 shares of common stock to Barbara Lechler. Ms. Lechler paid $150,000 for these shares from her personal funds. The shares represent 48.9% of the outstanding shares of the Registrant and the transaction resulted in a change of control from Mr. Holmes to Ms. Lechler.

ITEM 5. Other Events

     On October 14, 2002 the Registrant effected a change in its domicile from Nevada to Wyoming and a change in its name from Barbeque Capital Corp. to Consolidated Energy, Inc. ("Consolidated") by entering into an Agreement and Plan of Reincorporation and Merger (the "Agreement") with Consolidated, its wholly-owned subsidiary. Under the terms of the Agreement all outstanding shares of the Nevada corporation were converted to shares of the Wyoming corporation.

     On September 26, 2002 Jeff Holmes resigned as President and David Guthrie was elected President and a director of the Registrant. On October 2, 2002 Mr. Holmes resigned as a director of the Registrant.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED: October 21, 2002                                Consolidated Energy, Inc.



                                              By:  /s/ David Guthrie
                                              ----------------------------------
                                                       David Guthrie, President













Consolidated Energy\Form 8-K